                                                                      EXHIBIT 11
                                                                     PAGE 1 OF 3

                        NET INCOME PER SHARE CALCULATION
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                               YEAR ENDED MAY 31, 1997
                                                                      ------------------------------------------
                                                                            PRIMARY            FULLY DILUTED
                                                                      --------------------  --------------------

                                                                       DOLLARS    SHARES     DOLLARS    SHARES
                                                                      ---------  ---------  ---------  ---------
Net income..........................................................  $  37,117             $  37,117
                                                                      ---------             ---------
                                                                      ---------             ---------
Weighted average shares of common stock outstanding:
Common stock (a)....................................................                54,922                54,922
Employee stock options..............................................                   117   (d)             142(c)(d)
                                                                                 ---------             ---------
                                                                                    55,039                55,064
                                                                                 ---------             ---------
                                                                                 ---------             ---------
Per share...........................................................             $     .67             $     .67
                                                                                 ---------             ---------
                                                                                 ---------             ---------

------------------------

(a) Includes 3,880,140 additional shares issued to an escrow account on September 13, 1995 pursuant to the Consensual Plan .

(b) Represents the number of shares of common stock issuable on the exercise of dilutive employee stock options granted in July 1996 less the number of shares of common stock which could have been purchased with the proceeds from the exercise of such options. These purchases were assumed to have been made at the average market price of the common stock during the period.

(c) Same as (a) except that purchases of common stock were assumed to have been made at the higher of either the market price of the common stock at the end of the period or the average market price for the period.

(d) Does not include 1,461,999 shares subject to options granted in July 1995 at an average price of $14.120 per share because such options would have an anti-dilutive effect in such period.

                                                                      EXHIBIT 11
                                                                     PAGE 2 OF 3

                    NET INCOME (LOSS) PER SHARE CALCULATION
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                               YEAR ENDED MAY 31, 1996
                                                                    ----------------------------------------------
                                                                           PRIMARY              FULLY DILUTED
                                                                    ----------------------  ----------------------

                                                                     DOLLARS      SHARES     DOLLARS      SHARES
                                                                    ----------  ----------  ----------  ----------
Net loss before extraordinary item................................  $  (79,292)             $  (79,292)
Weighted average share of common stock outstanding:
Common stock (a)..................................................                  50,989                  50,989
Employee stock options (b)........................................                  --                      --
                                                                                ----------              ----------
                                                                                    50,989                  50,989
                                                                                ----------              ----------
                                                                                ----------              ----------
Per share.........................................................              $    (1.56)             $    (1.56)
Extraordinary item................................................      (5,404)                 (5,404)
Per share.........................................................                    (.10)                   (.10)
                                                                    ----------  ----------  ----------  ----------
Net Loss..........................................................  $  (84,696)             $  (84,696)
                                                                    ----------              ----------
                                                                    ----------              ----------
Per share.........................................................              $    (1.66)             $    (1.66)
                                                                                ----------              ----------
                                                                                ----------              ----------

------------------------

(a) Does not include 3,880,140 additional shares issued to an escrow account on September 13, 1995 pursuant to the Consensual Plan because such issuance would be anti-dilutive in fiscal 1996.

(b) Does not include 1,487,000 share subject to options granted in July 1995 at an average price of $14.120 per share because such options would have an anti-dilutive effect in such period.

                                                                      EXHIBIT 11
                                                                     PAGE 3 OF 3

                        NET INCOME PER SHARE CALCULATION
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                              YEAR ENDED MAY 31, 1995
                                                                  ------------------------------------------------
                                                                          PRIMARY               FULLY DILUTED
                                                                  -----------------------  -----------------------

                                                                    DOLLARS      SHARES      DOLLARS      SHARES
                                                                  -----------  ----------  -----------  ----------
Net income......................................................  $  (358,645)             $  (358,645)
                                                                  -----------              -----------
                                                                  -----------              -----------
Weighted average shares of common stock outstanding:............
Common stock (a)................................................                   50,494                   50,494
Employee stock options (b)......................................                   --                       --
                                                                               ----------               ----------
                                                                                   50,494                   50,494
                                                                               ----------               ----------
                                                                               ----------               ----------
Per share.......................................................               $    (7.10)              $    (7.10)
                                                                               ----------               ----------
                                                                               ----------               ----------

------------------------

(a) Does not include 3,880,140 shares issued to an escrow account on September 13, 1995 pursuant to the Consensual Plan because such issuance would be anti-dilutive in fiscal 1995.

(b) Does not include 1,487,000 shares subject to options because such options would have an anti-dilutive effect in such period.